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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                   FORM 8-K


                                CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported): June 21, 2001


                         LIONBRIDGE TECHNOLOGIES, INC.
              (Exact Name of Registrant as Specified in Charter)



DELAWARE                           000-26933                    04-3398462
(State or Other Jurisdiction      (Commission              (I.R.S. Employer of
Incorporation)                    File Number)             Identification No.)

950 WINTER STREET
WALTHAM, MASSACHUSETTS                                            02451
(Address of Principal                                          (Zip Code)
Executive Offices)


Registrant's telephone number, including area code: (781) 434-6000


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.


     On June 21, 2001, Lionbridge completed its acquisition of all of the capital stock of Data Dimensions, Inc., a Delaware corporation ("Data Dimensions"), by means of a merger (the "Merger") of Diamond Acquisition Corp., a wholly-owned subsidiary of Lionbridge ("Merger Sub") with and into Data Dimensions, pursuant to an Agreement and Plan of Reorganization dated as of March 8, 2001 by and among Lionbridge, Merger Sub and Data Dimensions and as amended by Amendment No. 1 thereto dated as of March 16, 2001 (collectively, the "Merger Agreement"). As a result of the Merger, Data Dimensions became a wholly-owned subsidiary of Lionbridge and will continue to operate as a wholly-owned subsidiary of Lionbridge. The Merger was effected by the filing of a Certificate of Merger with the Secretary of State of Delaware on June 21, 2001. The information contained in the joint press releases of Lionbridge and Data Dimensions dated March 8, 2001 and June 22, 2001, attached hereto as Exhibits
99.1 and 99.2, respectively, is incorporated herein by reference.

     Pursuant to the terms of the Merger Agreement, upon the effective time of the Merger, each issued and outstanding share of common stock, par value $0.001 per share of Data Dimensions was converted into the right to receive 0.190884 (the "Conversion Ratio") of a share of common stock, par value $0.01 per share, of Lionbridge. Each holder of common stock of Data Dimensions who was otherwise entitled to a fraction of a share of Lionbridge common stock received cash in lieu thereof, equal to such fraction multiplied by $5.6688. As a result of the Merger, upon the closing of the transaction on June 21, 2001, Lionbridge issued an aggregate of 2,588,316 shares of Lionbridge common stock and approximately $1,500 in cash in lieu of fractional shares of Lionbridge common stock in exchange for all of the outstanding shares of Data Dimensions common stock.

     The shares of Lionbridge common stock issued to the DDI shareholders were registered under the Securities Act of 1933, as amended, pursuant to Lionbridge's Registration Statement on Form S-4 (File No. 333-58564). Consequently, all shares of Lionbridge common stock acquired by the former shareholders of Data Dimensions who are not affiliates of Lionbridge or former affiliates of Data Dimensions are freely tradeable under the Securities Act as of the effective time of the Merger.

     Also, pursuant to the terms of the Merger Agreement, upon the effective time of the Merger, Lionbridge assumed Data Dimensions' obligations under its 1988 Stock Option Plan, 1997 Stock Option Plan, and ST Labs Stock Option Plan, as well as, all stock options and warrants of Data Dimensions granted pursuant to such plans or other agreements, whether vested or unvested, outstanding as of the effective time of the Merger. The number of shares of Lionbridge common stock to be issued upon exercise of any such stock option or warrant is determined by multiplying the number of shares of Data Dimensions common stock underlying such option or warrant by the Conversion Ratio (rounded down to the nearest whole share). The exercise price to be paid upon any such exercise is determined by dividing the exercise price per share of Data Dimensions
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common stock for such option or warrant by the Conversion Ratio (rounded up to the nearest whole cent). Assuming the exercise of all such options and warrants outstanding as of the effective time of the Merger, Lionbridge will issue an additional 589,611 shares of Lionbridge common stock to the holders of Data Dimensions options and warrants.

     The purchase price and terms for the transaction were determined in arms-length negotiations. Lionbridge will account for the transaction under the purchase method of accounting. The acquisition of Data Dimensions is intended to qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended.

     The terms of the Merger are more fully described in the Merger Agreement.
A copy of the Merger Agreement is filed as Exhibit 2.1 to Lionbridge's Current Report on Form 8-K filed on March 19, 2001 and a copy of Amendment No. 1 thereto is filed as Exhibit 2.2 to Lionbridge's Current Report on Form 8-K filed on March 19, 2001.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

   (A) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

       It is impracticable for Lionbridge to file the required financial information with this filing. The required financial information will be filed within 60 days of the date this Current Report on Form 8-K is filed.

   (B) PRO FORMA FINANCIAL INFORMATION

       It is impracticable for Lionbridge to file the required pro forma financial information with this filing. The required pro forma financial information will be filed within 60 days of the date this Current Report on Form 8-K is filed.

   (c) EXHIBITS.

       Exhibit 2.1 - Agreement and Plan of Reorganization among Lionbridge Technologies, Inc., Diamond Acquisition Corp. and Data Dimensions, Inc. dated March 8, 2001 (filed as Exhibit 2.1 to Lionbridge's Current Report on Form 8-K filed on March 19, 2001 (File No. 000-26933) and incorporated herein by reference).

       Exhibit 2.2 - Amendment No. 1 to Agreement and Plan of Reorganization among Lionbridge Technologies, Inc., Diamond Acquisition Corp. and Data Dimensions, Inc. (filed as Exhibit 2.2 to Lionbridge's Current Report on Form 8-K filed on March 19, 2001 (File No. 000-26933) and incorporated herein by reference).

       Exhibit 99.1 - Press Release dated March 8, 2001 (filed as Exhibit 99.1 to Lionbridge's Current Report on Form 8-K filed on March 9, 2001 (File No. 000-26933) and incorporated herein by reference).
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       Exhibit 99.2 - Press Release dated June 21, 2001.
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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


LIONBRIDGE TECHNOLOGIES, INC.
(Registrant)



/s/ Margaret A. Shukur
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Margaret A. Shukur
Secretary and General Counsel

July 5, 2001